Exhibit 99.1


                 ProAssurance Reports First Quarter 2006 Results

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--May 9, 2006--ProAssurance
Corporation (NYSE: PRA):

    SUMMARY

    ProAssurance reports an 11.5% year-over-year increase in Gross Premiums Written in the first quarter of 2006, driven by growth from the Company's addition of NCRIC, Inc. ProAssurance also reports a $4.01 increase in Book Value per Share in the first quarter, primarily as a result of the sale of MEEMIC Insurance Company, its personal lines business.
    Income from Continuing Operations was $27.8 million, or $0.84 per diluted share, and the MEEMIC sale resulted in $109.4 million of Income from Discontinued Operations. Together this produced Net Income of $137.3 million, or $4.05 per diluted share for the quarter. Cash flow from Continuing Operations was $115.8 million, 24% higher than the first quarter of 2005.

    ProAssurance Corporation (NYSE: PRA) reported first quarter 2006 results today. The Company's Continuing Operations reflect results from its Professional Liability insurance business. Discontinued Operations reflect results from the Company's former Personal Lines business, which was sold effective January 1, 2006.


               Unaudited Consolidated Financial Summary:
            (in thousands, except per share and ratio data)
                         Continuing Operations


                                                  Three Months Ended
                                                       March 31,
                                                   2006        2005
                                                ----------  ----------
Gross Premiums Written                         $  182,187  $  163,397
                                                ==========  ==========
Net Premiums Written                           $  172,632  $  152,643
                                                ==========  ==========
Net Premiums Earned                            $  142,430  $  128,728
                                                ==========  ==========
Net Investment Income                          $   34,362  $   22,778
                                                ==========  ==========
Net Realized Investment Gains                  $      144  $    1,253
                                                ==========  ==========
Total Revenues                                 $  178,191  $  153,972
                                                ==========  ==========
Guaranty Fund Assessments                      $       65  $       97
                                                ==========  ==========
Interest Expense                               $    2,556  $    2,136
                                                ==========  ==========
Total Expenses                                 $  140,141  $  134,375
                                                ==========  ==========
Income From Continuing Operations              $   27,835  $   14,596
                                                ==========  ==========
Net Operating Cash Flow                        $  115,796  $   93,516
                                                ==========  ==========
Discontinued Operations
 Income From Discontinued Operations           $  109,441  $    7,341
                                                ----------  ----------
Net Income
Net Income                                     $  137,276  $   21,937
                                                ==========  ==========


Earnings Per Share:
                                                 Three Months Ended
                                                      March 31,
                                                  2006         2005
                                              -----------  -----------
Weighted average number of
 common shares outstanding
    Basic                                         31,155       29,217
    Diluted                                       34,050       32,070
Earnings per share (Basic)
 Income From Continuing Operations           $      0.89  $      0.50
 Income From Discontinued Operations                3.51         0.25
                                              -----------  -----------
 Net Income per share (Basic)                $      4.40  $      0.75
                                              ===========  ===========
Earnings per share (Diluted)
 Income From Continuing Operations           $      0.84  $      0.48
 Income From Discontinued Operations                3.21         0.23
                                              -----------  -----------
 Net Income per share (Diluted)              $      4.05  $      0.71
                                              ===========  ===========


Key Ratios (Continuing Operations):

Net Loss Ratio                                      78.0%        85.8%
Expense Ratio                                       18.6%        16.9%
                                              -----------  -----------
Combined Ratio                                      96.6%       102.7%
                                              ===========  ===========
Operating Ratio                                     72.5%        85.0%
                                              ===========  ===========
Return on Equity                                    13.4%         9.6%
                                              ===========  ===========

Balance Sheet Highlights:

                                              March 31,   December 31,
                                                 2006         2005
                                             ------------ ------------
Stockholders' Equity                          $  892,271   $  765,046
Total Investments (Continuing Operations)     $3,104,522   $2,614,319
Total Assets (Continuing Operations)          $3,852,908   $3,341,600
Policy Liabilities (Continuing Operations)    $2,655,442   $2,572,008
Accumulated Other Comprehensive Income (Loss) $  (24,113)  $   (8,834)
Goodwill (Continuing Operations)              $   29,494   $   29,494
Book Value per Share                          $    28.60   $    24.59



    Commentary on Results from Continuing Operations

    -- Premiums and policyholder count continue to grow as a result of the acquisition of NCRIC. Gross Written Premiums were 11.5% higher due to the inclusion of premiums from renewing NCRIC policyholders.

    -- With our rates at what we believe to be adequate levels, our need for additional rate increases has lessened. In the quarter, premiums on renewing policies were 5% higher on average.

    -- Our policyholder retention edged upward to 87%, a one-point improvement over the same quarter in 2005.

    -- There was favorable net loss development of $4.0 million in the quarter, primarily due to reductions in our estimates of claim severity in accident years 2003 and 2004. There was no net loss development in the comparable quarter last year.

    -- ProAssurance adopted SFAS 123(R), "Share-Based Payments," in the first quarter of 2006, resulting in an expense of $1.9 million, or $0.04 per diluted share. SFAS 123(R) expenses for the remainder of 2006 are estimated to be $900,000 per quarter.

    Proposed Transaction with PIC Wisconsin

    Our proposed transaction with Physicians Insurance Company of Wisconsin (PIC Wisconsin) is on track for a mid-year closing. The next step in the regulatory approval process is a change of control hearing to be conducted by the Office of the Commissioner of Insurance of the State of Wisconsin. If approved by the State of Wisconsin, the transaction would then be voted on by the shareholders of PIC Wisconsin.
    We filed our Registration Statement (Commission File 333-131874) for the proposed transaction on February 15, 2006. The Registration Statement includes a proxy statement/prospectus for PIC Wisconsin and other relevant documents concerning the proposed transaction. Shareholders of PIC Wisconsin are urged to read the Registration Statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, as they will contain important information. Shareholders of PIC Wisconsin and other interested investors may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about ProAssurance and PIC Wisconsin, at the SEC's Internet site (www.sec.gov). Those documents are also available without charge from Frank B. O'Neil, Senior Vice President, Corporate Communications, ProAssurance Corporation, 100 Brookwood Place, Birmingham, Alabama 35209, telephone (205) 877-4461, or from the investor relations section of our website (www.ProAssurance.com).

    Conference Call Information

    --  Live: Tuesday, May 9, 2006, 10:00 AM ET. Dial (800) 289-0507
        or (913) 981-5540 outside North America. The call will also be webcast on our website, ProAssurance.com, and on StreetEvents.com.

    --  Replay: Telephone, through May 16, 2006 at (888) 203-1112 or
        (719) 457-0820, access code 2801948. An internet replay will be available through May 31, 2006 at the same websites.

    About ProAssurance

    ProAssurance Corporation is the nation's fourth largest writer of medical professional liability insurance through our principal subsidiaries The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., and Red Mountain Casualty Insurance Company, Inc. We also write professional liability coverage through Woodbrook Casualty Insurance Company, Inc.
    A.M. Best assigns a rating of "A-" (Excellent) to the ProAssurance Group and our principal professional liability subsidiaries, except NCRIC, Inc., which is rated B++ (Very Good). Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong") but has not yet issued a rating for NCRIC, Inc. Fitch assigns a rating of "A-" to ProAssurance.

    Caution Regarding Forward-Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hope," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will" and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as forward-looking statements as are sections of this news release clearly identified as giving our outlook on future business. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

    -- General economic conditions, either nationally or in our market area, that are worse than expected;

    -- regulatory and legislative actions or decisions that adversely affect our business plans or operations;

    --  price competition;

    --  inflation and changes in the interest rate environment;

    -- the performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

    -- changes in laws or government regulations affecting medical professional liability insurance;

    --  changes to our ratings assigned by rating agencies;

    --  the effects of managed health care;

    -- uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectibility of reinsurance;

    -- significantly increased competition among insurance providers and related pricing weaknesses in some markets;

    -- our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

    -- changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial
        Accounting Standards Board;

    --  changes in our organization, compensation and benefit plans;
        and

    -- any other factors listed or discussed in the reports we file with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

    Factors relating to the proposed transaction with PIC Wisconsin:

    -- The business of ProAssurance and PIC Wisconsin may not be combined successfully, or such combination may take longer to accomplish than expected;

    -- the cost savings from the merger may not be fully realized or may take longer to realize than expected;

    -- operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

    -- governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; and

    -- the stockholders of PIC Wisconsin may fail to approve the merger.

    Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, including the Registration Statement filed on February 15, 2006 and our Form 10K for the year ended December 31, 2005.
    We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


    CONTACT: ProAssurance Corporation
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com